JOHN WILEY & SONS, INC.
REVISED SEGMENT RESULTS (1)
(in thousands)
(unaudited)

	Q123	Q223
Research (2):
Revenue, net
Research Publishing	$239,523	$232,641
Research Solutions	35,390	38,718
Total Revenue, net	$274,913	$271,359

Contribution to Profit	$69,023	$73,279
Adjustments:
Restructuring charges	81	1,179
Non-GAAP Adjusted Contribution to Profit	$69,104	$74,458
Depreciation and amortization	23,801	23,384
Non-GAAP Adjusted EBITDA	$92,905	$97,842

Academic:
Revenue, net
Academic Publishing	$104,366	$121,798
University Services	46,771	57,170
Total Revenue, net	$151,137	$178,968

Contribution to Profit	$(21,121)	$23,385
Adjustments:
Restructuring charges	4,167	4,073
Non-GAAP Adjusted Contribution to Profit	$(16,954)	$27,458
Depreciation and amortization	20,919	20,706
Non-GAAP Adjusted EBITDA	$3,965	$48,164

Talent:
Total Revenue, net	$61,519	$64,509

Contribution to Profit	$(463)	$13,108
Adjustments:
Restructuring charges (credits)	2,456	(128)
Accelerated amortization of an intangible asset (3)	4,594	—
Non-GAAP Adjusted Contribution to Profit	$6,587	$12,980
Depreciation and amortization	4,809	4,421
Non-GAAP Adjusted EBITDA	$11,396	$17,401

Corporate Expenses:	$(64,404)	$(52,333)
Adjustments:
Restructuring charges	15,737	8,832
Non-GAAP Adjusted Contribution to Profit	$(48,667)	$(43,501)
Depreciation and amortization	4,156	3,910
Non-GAAP Adjusted EBITDA	$(44,511)	$(39,591)

Consolidated Results:
Revenue, net	$487,569	$514,836

Operating (Loss) Income	$(16,965)	$57,439
Adjustments:
Restructuring charges	22,441	13,956
Accelerated amortization of an intangible asset (3)	4,594	—
Non-GAAP Adjusted Operating Income	$10,070	$71,395
Depreciation and amortization	53,685	52,421
Non-GAAP Adjusted EBITDA	$63,755	$123,816

Notes:
(1) All amounts are approximate due to rounding.

(2) The Research segment was previously referred to as Research Publishing & Platforms.

(3) On January 1, 2020, Wiley acquired mthree, a talent placement provider that addresses the IT skills gap by finding, training, and placing job-ready technology talent in roles with leading corporations worldwide. Its results of operations are included in our Talent segment. In late May 2022, Wiley renamed the mthree talent development solution to Wiley Edge and discontinued use of the mthree trademark during the three months ended July 31, 2022. As a result of these actions, we determined that a revision of the useful life was warranted, and the intangible asset was fully amortized over its remaining useful life resulting in accelerated amortization expense of $4.6 million in the three months ended July 31, 2022.

JOHN WILEY & SONS, INC.
REVISED SEGMENT RESULTS (1)
(in thousands)
(unaudited)

	Q122	Q222	Q322	Q422	FY22	FY21
Research (2):
Revenue, net
Research Publishing (3)	$243,284	$238,853	$224,553	$257,025	$963,715	$892,176
Research Solutions (3)	31,472	36,301	38,788	41,067	147,628	123,173
Total Revenue, net	$274,756	$275,154	$263,341	$298,092	$1,111,343	$1,015,349

Contribution to Profit	$78,808	$77,031	$62,165	$76,985	$294,989	$273,059
Adjustments:
Restructuring charges (credits)	215	22	—	—	237	(36)
Non-GAAP Adjusted Contribution to Profit	$79,023	$77,053	$62,165	$76,985	$295,226	$273,023
Depreciation and amortization	23,762	23,464	23,914	23,759	94,899	83,866
Non-GAAP Adjusted EBITDA	$102,785	$100,517	$86,079	$100,744	$390,125	$356,889

Academic:
Revenue, net
Academic Publishing	$110,751	$146,406	$143,583	$130,965	$531,705	$538,643
University Services	54,959	58,608	55,435	58,405	227,407	230,371
Total Revenue, net	$165,710	$205,014	$199,018	$189,370	$759,112	$769,014

Contribution to Profit	$2,035	$35,429	$31,711	$22,542	$91,717	$113,548
Adjustments:
Restructuring (credits) charges	(138)	(470)	261	(123)	(470)	3,457
Non-GAAP Adjusted Contribution to Profit	$1,897	$34,959	$31,972	$22,419	$91,247	$117,005
Depreciation and amortization	20,718	21,211	19,693	20,099	81,721	77,823
Non-GAAP Adjusted EBITDA	$22,615	$56,170	$51,665	$42,518	$172,968	$194,828

Talent:
Total Revenue, net	$47,922	$52,835	$53,525	$58,191	$212,473	$157,138

Contribution to Profit	$4,290	$6,363	$5,717	$7,566	$23,936	$(4,731)
Adjustments:
Restructuring charges (credits)	275	11	(41)	(221)	24	577
Non-GAAP Adjusted Contribution to Profit	$4,565	$6,374	$5,676	$7,345	$23,960	$(4,154)
Depreciation and amortization	5,949	5,750	5,605	4,693	21,997	23,828
Non-GAAP Adjusted EBITDA	$10,514	$12,124	$11,281	$12,038	$45,957	$19,674

Corporate Expenses:	$(44,165)	$(44,935)	$(53,604)	$(48,662)	$(191,366)	$(196,365)
Adjustments:
Restructuring (credits) charges	(629)	(896)	228	79	(1,218)	29,312
Non-GAAP Adjusted Contribution to Profit	$(44,794)	$(45,831)	$(53,376)	$(48,583)	$(192,584)	$(167,053)
Depreciation and amortization	4,137	4,130	4,151	4,135	16,553	14,672
Non-GAAP Adjusted EBITDA	$(40,657)	$(41,701)	$(49,225)	$(44,448)	$(176,031)	$(152,381)

Consolidated Results:
Revenue, net	$488,388	$533,003	$515,884	$545,653	$2,082,928	$1,941,501

Operating Income	$40,968	$73,888	$45,989	$58,431	$219,276	$185,511
Adjustments:
Restructuring (credits) charges	(277)	(1,333)	448	(265)	(1,427)	33,310
Non-GAAP Adjusted Operating Income	$40,691	$72,555	$46,437	$58,166	$217,849	$218,821
Depreciation and amortization	54,566	54,555	53,363	52,686	215,170	200,189
Non-GAAP Adjusted EBITDA	$95,257	$127,110	$99,800	$110,852	$433,019	$419,010

Notes:
(1) All amounts are approximate due to rounding.

(2) The Research segment was previously referred to as Research Publishing & Platforms.

(3) As previously announced in May 2022, our revenue by product type previously referred to as Research Platforms was changed to Research Solutions. Research Solutions includes infrastructure and publishing services that help societies and corporations thrive in a complex knowledge ecosystem. In addition to Platforms (Atypon), certain product offerings such as corporate sales which included the recent acquisitions of Madgex Holdings Limited (Madgex), and Bio-Rad Laboratories Inc.’s Informatics products (Informatics) that were previously included in Research Publishing moved to Research Solutions to align with our strategic focus. Research Solutions also includes product offerings related to certain recent acquisitions such as J&J, and EJP. Prior period results have been revised to the new presentation. There were no changes to the total Research segment or our consolidated financial results. The revenue was $20.1 million, $24.0 million, $24.3 million, and $24.9 million for the three months ended July 31, 2021, October 31, 2021, January 31, 2022, and April 30, 2022, respectively. The revenue was $93.3 million and $80.3 million for the years ended April 30, 2022 and 2021, respectively.